Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Reports Fiscal Year 2013 First Quarter Results

SCOTTSDALE, ARIZ. – January 31, 2013 – Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today reported revenues for the first quarter ended Dec. 31, 2012 of $98.4 million, a 7.5 percent decrease from $106.4 million for the first quarter of the prior year. Net income for the first quarter ended Dec. 31, 2012 was $3.6 million, or 14 cents per diluted share, compared to $4.5 million, or 18 cents per diluted share, for the first quarter ended Dec. 31, 2011.

Return on equity for the trailing four quarters ended Dec. 31, 2012 was 5.5 percent compared to 6.2 percent for the trailing four quarters ended Sept. 30, 2012.

“For the past several quarters, we, like the rest of the industry, have faced real challenges in attracting new students, and in having them start school. While we expect those trends to continue through much of 2013, our fundamental business is strong,” said Kim McWaters, chief executive officer. “We have a plan in place to better reach our students in a confusing and competitive marketplace, to strengthen key processes, and to continue to make investments to generate profitable growth. As this plan takes hold, we hope to see improved student starts in the fourth quarter of this year.”

Student Metrics

	Three Months Ended
	December 31,
	2012	2011
	(Rounded to hundreds)
Total starts	2,700	3,300
Average undergraduate full-time student enrollment	16,500	18,300
End of period undergraduate full-time student enrollment	15,200	17,300

First Quarter Operating Performance

For the first quarter of 2013, revenues were $98.4 million, a 7.5 percent decrease from $106.4 million for last year’s first quarter. The decrease in revenues primarily related to a decrease in average undergraduate full-time student enrollment of 9.8 percent. The decrease was partially offset by an increase in tuition rates. During the first quarter of 2013 and 2012, tuition excluded $5.8 million and $2.6 million, respectively, related to students participating in the Company’s proprietary loan program which will be recognized as revenues when payments are received.

Operating income and margin for the first quarter of 2012 were $6.0 million and 6.1 percent, respectively, compared to operating income and margin of $7.3 million and 6.9 percent, respectively, in the same period last year. The decrease in operating income was primarily attributable to the decrease in revenues and was partially offset by decreases in compensation and advertising expense.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter of 2013 was $12.1 million compared to $14.0 million in the same period last year. See “Use of Non-GAAP Financial Information” below.

Liquidity

Cash, cash equivalents and investments totaled $89.3 million at Dec. 31, 2012, compared to $101.7 million at Sept. 30, 2012. At Dec. 31, 2012, shareholders’ equity totaled $143.4 million as compared to $146.1 million at Sept. 30, 2012. On Dec. 21, 2012, we paid a cash dividend of $0.10 per share to common stockholders of record as of Dec. 7, 2012. The aggregate payment was approximately $2.5 million. At the discretion of our Board of Directors, we intend to pay a dividend quarterly in future periods.

Pursuant to the previously announced share repurchase plan, we purchased 556,100 shares of stock during the quarter ended Dec. 31, 2012 at an average price of $9.61 for a total cost of approximately $5.4 million.

Cash flow used in operating activities was $1.6 million for the three months ended Dec. 31, 2012, compared with cash provided by operating activities of $5.6 million for the three months ended Dec. 31, 2011.

2013 Outlook

With slightly worsening macroeconomic pressure, the time required for new initiatives to take hold and the lag between students applying for school and starting school increasing, we expect new student starts to be down for much of 2013, before possibly showing year over year improvement in the fourth quarter. While that trend would prove positive for 2014, we do anticipate full year new student starts for 2013 to be down mid to high single digits resulting in a lower average student population this year. These lower levels of enrollment will most likely result in a high single digit decline in revenue in 2013 and an overall decline in operating margin and net income compared to 2012.

Conference Call

Management will hold a conference call to discuss the 2013 first quarter results today at 2:30 p.m. MST (4:30 p.m. EST). This call can be accessed by dialing 412-858-4600 or 800-860-2442. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI’s website for 60 days or the replay can be accessed through February 8th, 2013 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10023737.

Safe Harbor Statement

All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company’s actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Use of Non-GAAP Financial Information

This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company’s performance on a consistent basis across time periods. To obtain a complete understanding of the Company’s performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company’s operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

About Universal Technical Institute, Inc.

Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 160,000 graduates in its 47-year history, UTI offers undergraduate degree, diploma and certificate programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). To learn more about UTI and its training services, log on to www.uti.edu.

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

	Three Months Ended
	December 31,
	2012	2011
	(In thousands, except per share amounts)
Revenues	$98,441	$106,427
Operating expenses:
Educational services and facilities	49,692	51,732
Selling, general and administrative	42,743	47,368

Total operating expenses	92,435	99,100

Income from operations	6,006	7,327

Other income:
Interest income, net	47	92
Other income	119	153

Total other income	166	245

Income before income taxes	6,172	7,572
Income tax expense	2,610	3,093

Net income	$3,562	$4,479

Earnings per share:
Net income per share – basic	$0.14	$0.18

Net income per share – diluted	$0.14	$0.18

Weighted average number of shares outstanding:
Basic	24,761	24,693

Diluted	24,814	24,802

Cash dividend declared per common share	$0.10	-

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

		Dec. 31,	Sept. 30,
		2012	2012
		(In thousands)
Assets
Current assets:
Cash and cash equivalents		$30,197	$45,665
Investments, current portion		52,092	51,455
Receivables, net		10,900	14,910
Deferred tax assets, net		6,424	7,977
	Prepaid expenses and other current assets	15,815	14,977

	Total current assets	115,428	134,984
Investments, less current portion		7,040	4,533
Property and equipment, net		92,459	91,939
Goodwill		20,579	20,579
Deferred tax assets, net		4,570	5,576
Other assets		11,065	10,547

Total assets		$251,141	$268,158

Liabilities and Shareholders’ Equity
Current liabilities:
	Accounts payable and accrued expenses	$31,186	$40,865
Deferred revenue		43,249	52,564
Accrued tool sets		4,381	4,264
Income tax payable		—	744
Other current liabilities		1,472	1,003

	Total current liabilities	80,288	99,440
Deferred rent liability		12,598	12,946
Construction liability		7,354	2,421
Other liabilities		7,530	7,266

	Total liabilities	107,770	122,073

Commitments and contingencies
Shareholders’ equity:
	Common stock, $0.0001 par value, 100,000,000 shares authorized,
	30,250,370 shares issued and 24,363,343
	shares outstanding at December 31, 2012 and
	30,322,132 shares issued and 24,891,205
	shares outstanding at September 30, 2012	3	3
	Preferred stock, $0.0001 par value, 10,000,000 shares authorized,
	0 shares issued and outstanding	—	—
Paid-in capital		168,528	166,970
	Treasury stock, at cost, 5,887,027 shares at December 31, 2012 and
	5,330,927 shares at September 30, 2012	(89,288)	(83,924)
Retained earnings		64,128	63,036

	Total shareholders’ equity	143,371	146,085

Total liabilities and shareholders’ equity		$251,141	$268,158

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
	Dec. 31,
	2012	2011
	(In thousands)
Cash flows from operating activities:
Net income	$3,562	$4,479
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,722	6,293
Amortization of held-to-maturity investments	412	537
Bad debt expense	1,544	1,733
Stock-based compensation	1,445	1,682
Deferred income taxes	2,427	77
Training equipment credits earned	(445)	(478)
Loss on disposal of property and equipment	-	23
Changes in assets and liabilities:
Receivables	2,587	(1,172)
Prepaid expenses and other current assets	(443)	(1,643)
Other assets	(520)	(332)
Accounts payable and accrued expenses	(8,361)	1,375
Deferred revenue	(9,315)	(7,302)
Income tax payable/receivable	(866)	(120)
Accrued tool sets and other current liabilities	586	(96)
Deferred rent liability	(348)	363
Other liabilities	422	152

Net cash (used in) provided by operating activities	(1,591)	5,571

Cash flows from investing activities:
Purchase of property and equipment	(2,756)	(1,498)
Proceeds from disposal of property and equipment	24	-
Purchase of investments	(21,975)	(16,770)
Proceeds received upon maturity of investments	18,419	10,148
Net cash used in investing activities	(6,288)	(8,120)

Cash flows from financing activities:
Payment of cash dividends	(2,470)	—
Payment of payroll taxes on stock-based compensation through shares withheld	(17)	(54)
Proceeds from issuance of common stock under employee plans	262	-
Purchase of treasury stock	(5,364)	—
Net cash used in financing activities	(7,589)	(54)

Net decrease in cash and cash equivalents	(15,468)	(2,603)
Cash and cash equivalents, beginning of period	45,665	53,670

Cash and cash equivalents, end of period	$30,197	$51,067

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income to EBITDA

	Three Months Ended
	December 31,
	2012	2011
	(In thousands)
Net income	$3,562	$4,479
Interest income, net	(47)	(92)
Income tax expense	2,610	3,093
Depreciation and amortization	5,985	6,523

EBITDA	$12,110	$14,003

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended
	December 31,
	2012	2011
	(In thousands)
Salaries expense	$39,728	$40,212
Employee benefits and tax	7,177	8,342
Bonus expense	2,154	3,687
Stock-based compensation	1,445	1,682
Total compensation and related costs	$50,504	$53,923

Occupancy expense	9,834	9,777
Bad debt expense	1,544	1,733
Depreciation expense	5,985	6,523
Legal services expense	319	617

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